
(in 000's, except per share amounts)

                                     Three Months Ended       Six Months Ended
                                     July 4,    June 28,     July 4,     June 28,
                                      1998        1997        1998         1997

Weighted average shares outstanding   47,821      48,252      47,454      48,155

Effect of dilutive securities          1,719       1,235       1,639       1,425

Shares for diluted EPS                49,540      49,487      49,093      49,580
                                    =========   =========   =========   =========


Income from continuing operations   $ 25,830    $ 18,107    $ 43,447    $ 31,761
                                    =========   =========   =========   =========


Per share amounts:

  Basic                             $   0.54    $   0.38    $   0.92    $   0.66
                                    =========   =========   =========   =========


  Diluted                           $   0.52    $   0.37    $   0.88    $   0.64
                                    =========   =========   =========   =========